Exhibit 99.1

                               PRESS RELEASE
                REPORT OF EARNINGS AND DIVIDEND DECLARATION

                                                              March 6, 2006
                                                    Shawnee Mission, Kansas

The following is a report of earnings for Seaboard Corporation (AMEX symbol: SEB) with offices at 9000 West 67th Street, Shawnee Mission, Kansas 66202, (the "Company"), for the three and twelve months ended December 31, 2005 and 2004, in thousands of dollars except per share amounts.


                                      Three Months Ended   Twelve Months Ended
                                          December 31,          December 31,
                                        2005       2004       2005       2004

Net sales                           $  601,826 $  688,536 $2,688,894 $2,683,980


Net earnings                        $   82,811 $   59,915 $  266,662 $  168,096

Earnings per common share

 Basic                              $    65.65 $    47.74 $   212.20 $   133.94

 Diluted                            $    65.65 $    47.74 $   211.94 $   133.94

Weighted average shares outstanding

 Basic                               1,261,367  1,255,054  1,256,645  1,255,054

 Diluted                             1,261,367  1,255,054  1,258,202  1,255,054


Notes to Report of Earnings:

Seaboard Corporation today filed its Annual Report on Form 10-K with the United States Securities and Exchange Commission. Seaboard has provided access to the Annual Report on Form 10-K on its website at www.seaboardcorp.com/Financials.aspx .

The  Company today announced that the Board of  Directors  of  the  Company has declared a dividend of seventy-five cents ($0.75) per share on the common stock of the Company payable March 31, 2006 to stockholders of record at the close of business on March 21, 2006.

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